As filed with the Securities and Exchange Commission on June 30, 1998

                                                     Registration No.333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------


                        CLARION COMMERCIAL HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                    Maryland                                   13-398895
        (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                  Identification Number)

                               335 Madison Avenue
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                        CLARION COMMERCIAL HOLDINGS, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plans)
                              --------------------

                                  Daniel Heflin
                               335 Madison Avenue
                            New York, New York 10017
                     (Name and address of agent for service)


                                 (212) 883-2500
          (Telephone number, including area code, of agent for service)

                              --------------------
                         CALCULATION OF REGISTRATION FEE

==================================================================================================
        Title of                 Amount       Proposed Maximum   Proposed Maximum     Amount of
    Securities to be              to be      Offering Price Per      Aggregate      Registration
       Registered              Registered         Share(1)       Offering Price(1)       Fee
--------------------------------------------------------------------------------------------------
Class A common stock,            590,900           $16.156           $9,546,581      $2,893
par value $.001 per share
==================================================================================================


(1) The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 24, 1998, in accordance with Rules 457(c), 457(f)(1) and 457(h)(1) under the Securities Act of 1933, as amended, and is being utilized solely for the purpose of calculating the registration fee.

================================================================================
                       Exhibit Index is located on Page 8

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*





























--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents are incorporated by reference in this Registration Statement:

               (a) the prospectus included in the Registrant's Registration Statement on Form S-11, as amended (File No. 333-52817);

               (b) the description of the Registrant's common stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A (File No. 13-398895) for registration of such common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (c) current reports of the Registrant on Form 8-K dated June 18, 1998 and June 11, 1998 (File No. 1-14169).

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

               Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland General Corporation Law") provides that a Maryland corporation may indemnify any director (and any person who, while a director of the corporation, is or was serving at the request of the corporation as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or employee benefit plan), who is made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceedings in which the director shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. On the other hand, the director must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors.

               The law also provides for comparable indemnification for corporate officers and agents.

               The Registrant's Charter provides that its directors and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

               The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant's Charter contains a provision providing for elimination of the liability of its directors and officers to the Registrant or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

               Policies of insurance may be obtained and maintained by the Company under which its directors and officers, will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

               The following exhibits are filed as part of this Registration
Statement:

               3.1    Amended and Restated Charter (incorporated by reference to
                      Exhibit 3.1 to the Registrant's Registration Statement on
                      Form S-11 (File No. 333-47887))
               3.2    By-laws of the Registrant (incorporated by reference to
                      Exhibit 3.2 to the Registrant's Registration Statement on
                      Form S-11 (File No. 333-47887))
               4.1    Clarion Commercial Holdings, Inc. 1998 Stock Incentive
                      Plan
               5.1    Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. as
                      to the legality of common stock being registered
               23.1   Consent of Deloitte & Touche LLP, Independent Auditors
               23.2   Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                      (included in Exhibit 5.1)
               24     Powers of Attorney (included on signature page)

Item 9.        Undertakings.

               (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29 day of June, 1998.


                              CLARION COMMERCIAL HOLDINGS, INC.


                              By: /s/ Daniel Heflin
                                 ---------------------------------------------
                                  Name:   Daniel Heflin
                                  Title: Chief Executive Officer and President



                                POWER OF ATTORNEY

        Each of the undersigned whose signature appears below hereby constitutes and appoints Daniel Helfin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their indicated capacities on June 29, 1998.



                   Signature                            Title
                   ---------                            -----
             /s/ Daniel Heflin
  -----------------------------------------     Chief Executive Officer,
                 Daniel Heflin                  President and Director

        /s/ Frank L. Sullivan, Jr.
  -----------------------------------------     Executive Vice President and
            Frank L. Sullivan, Jr.              Chairman of the Board

            /s/ William Powell
  -----------------------------------------     Vice President, Chief Financial
                William Powell                  Officer, and Treasurer

             /s/ Joanne Vitale
  -----------------------------------------     Vice President and Secretary
                 Joanne Vitale

          /s/ Stephen C. Asheroff
  -----------------------------------------     Director
              Stephen C. Asheroff

            /s/ Stephen C. Asheroff
  -----------------------------------------     Director
                Steven N. Fayne

            /s/ Harold E. Rosen
  -----------------------------------------     Director
                Harold E. Rosen

                                  Exhibit Index



Exhibit No.                             Description of Document

3.1               Amended and Restated Charter (incorporated by reference to
                  Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-47887))
3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-47887))
4.1               Clarion Commercial Holdings, Inc. 1998 Stock Incentive Plan
5.1 Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, P.A. as to the legality of common stock being registered
23.1              Consent of Deloitte & Touche LLP, Independent Auditors
23.2              Consent of Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
                  (included in Exhibit 5.1)
24.1              Power of Attorney (included on signature page)